Exhibit 10.1

KARYOPHARM THERAPEUTICS INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 2 TO

SALES AGREEMENT

December 1, 2017

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated December 7, 2015, including the Schedules thereto, as amended on November 7, 2016 (the “Sales Agreement”), between Cantor Fitzgerald & Co. (“CF&Co”) and Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), pursuant to which the Company agreed to sell through CF&Co, as sales agent, shares of common stock, par value $0.0001 per share, of the Company. All capitalized terms used in this Amendment No. 2 to Sales Agreement between CF&Co and the Company (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Sales Agreement. CF&Co and the Company agree as follows:

A.    Amendments to Sales Agreement. The Sales Agreement is amended as follows:

1.    The first paragraph of Section 1 of the Sales Agreement is hereby amended and restated as follows:

The Company agrees that, from time to time on or after December 1, 2017 and during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, shares of common stock (the “Placement Shares”) of the Company, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $75,000,000; provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock (less shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Such amount of Placement Shares available for offer and sale are in addition to any offers and sales of Placement Shares that have been made prior to the date hereof or may be made on or after to the date hereof under the Prospectus Supplements filed by the Company on November 8, 2016, May 19, 2016 and December 8, 2015. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through the Agent will be effected pursuant to the Registration Statement (File No. 333-214489) filed by the Company which registration statement was declared effective by the Securities and Exchange Commission (the “Commission”) on December 1, 2016 or the Registration Statement (File No. 333-201336) filed by the Company which registration statement initially became effective upon filing with the Commission on January 5, 2015, although nothing in this Agreement shall be construed as requiring the Company to use either Registration Statement to issue Common Stock.

2.    Schedule 1 is amended by adding “, as further amended on December 1, 2017” immediately after “November 7, 2016”.

B.    Prospectus Supplement. The Company shall file a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act reflecting this Amendment within two Business Days of the date hereof.

C.    No Other Amendments. Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

E.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.

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If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose.

Very truly yours,

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael Falvey
	Name:	Michael Falvey
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

ACCEPTED as of the date first above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
	Name:	Jeffrey Lumby
	Title:	Senior Managing Director